Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

(COMM 2015-LC23; Loan No. 028000779)

THIS SECOND LOAN MODIFICATION AGREEMENT (this “Agreement”) is executed and effective as of this 10th day of May, 2021 (the “Execution Date” and the “Effective Date”), and is entered into by and between WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF COMM 2015-LC23 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, IN SUCH CAPACITY, AND ON BEHALF OF ANY RELATED SERVICED COMPANION LOAN NOTEHOLDERS (together with its successors and assigns, “Lender”), having an address at c/o Wells Fargo Bank, N.A., Wells Fargo Commercial Mortgage Servicing, Three Wells Fargo, 401 S. Tryon Street, 8th Floor, MAC D1050-084, Charlotte, North Carolina 28202, Re: COMM 2015-LC23; Loan No. 028000779; and HIT PORTFOLIO II HIL TRS, LLC (formerly known as ARC HOSPITALITY PORTFOLIO II HIL TRS, LLC), HIT PORTFOLIO II OWNER, LLC (formerly known as ARC HOSPITALITY PORTFOLIO II OWNER, LLC), HIT PORTFOLIO II MISC TRS, LLC (formerly known as ARC HOSPITALITY PORTFOLIO II MISC TRS, LLC), HIT PORTFOLIO II NTC OWNER, LP (formerly known as ARC HOSPITALITY PORTFOLIO II NTC OWNER, LP), HIT PORTFOLIO II NTC HIL TRS, LP (formerly known as ARC HOSPITALITY PORTFOLIO II NTC HIL TRS, LP), HIT PORTFOLIO II NTC TRS, LP, (formerly known as ARC HOSPITALITY PORTFOLIO II NTC TRS, LP), HIT PORTFOLIO II TRS, LLC (formerly known as ARC HOSPITALITY PORTFOLIO II TRS, LLC), HIT STRATFORD, LLC (formerly known as ARC HOSPITALITY STRATFORD, LLC) and HIT TRS STRATFORD, LLC (formerly known as ARC HOSPITALITY TRS STRATFORD, LLC), each a Delaware limited liability company or limited partnership (individually or collectively as the context requires, “Borrower”), and each having an address at c/o Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022.

PRELIMINARY STATEMENT

A.    On or about October 6, 2015 (the “Loan Origination Date”), Ladder Capital Finance LLC (“LCF”) and German American Capital Corporation (“GACC”, and together with LCF, collectively, “Original Lender”) made a loan (“Loan”) in the original principal amount of $232,000,000.00 to Borrower with respect to premises more particularly described on the attached Exhibit A (each, a “Property” and collectively, the “Properties”), which such Loan is evidenced or secured by, among others, the documents described on the attached Exhibit B (collectively referred to as “Loan Documents”). For all purposes, this Agreement and all other Modification Documents (hereinafter defined) shall constitute a Loan Document after the Effective Date.

B.    Lender is now the holder of the Security Instruments described in Exhibit B and has authority to enter into this Agreement.

C.    Lender and Borrower modified the Loan pursuant to that certain Loan Modification Agreement entered into on August 3, 2020 (the “First Modification Date”), with an effective date of May 6, 2020 (the “First Modification Agreement”);

D.    Lender and Borrower have agreed to further modify the Loan Documents on the terms and conditions set forth in this Agreement.

In consideration of $10.00 paid by each of the Parties (as hereinafter defined) to the other, the mutual covenants set forth below, and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

The terms set forth below have the meaning ascribed to them for purposes of this Agreement. Other capitalized terms contained in this Agreement shall have the meanings assigned to them herein. Any capitalized terms utilized in this Agreement and not defined in this Agreement shall have the meanings set forth in the Loan Documents.

1.1    “Borrower Parties” means collectively, Borrower, SPC Party and Guarantor.

1.2    “Borrower Signatory” means any of Jonathan P. Mehlman, the Chief Executive Officer and President of Borrower, Bruce A. Riggins, the Chief Financial Officer and Treasurer of Borrower, or Paul C. Hughes, the General Counsel and Secretary of Borrower.

1.3     “Collateral” means any and all real and personal property described in any of the Loan Documents as security for Borrower’s obligations under the Loan, including, without limitation, the Properties.

1.4     “Debt” means the total amount described in Section 2.2(b) plus all other amounts that may subsequently be due from Borrower to Lender under the Loan Documents, this Agreement, and at law or in equity, including advances made by any Servicer, together with any interest thereon. The term “Debt” also includes any and all other interest, advances, debts, obligations and liabilities of Borrower under the Loan Documents or this Agreement, whether voluntary or involuntary, however arising, including, without limitation, advances made by a Servicer together with any interest thereon, and administrative charges.

1.5     “Guarantor” means Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.), a Maryland corporation.

1.6     “Joinder” means the Joinder by and Agreement of Guarantor attached to this Agreement.

1.7     “Lender Parties” means, collectively, Lender, Trustee, Servicer, all subsidiaries, parents and affiliates of Lender, Trustee and Servicer, and each of the foregoing parties’ predecessors in interest, and each and all of their respective past, present and future partners, members, managers, certificate holders, officers, directors, shareholders, employees, agents, contractors, representatives, participants and heirs and each and all of the successors and assigns of each of the foregoing.

1.8     “Modification Documents” means collectively this Agreement and any and all documents executed in connection herewith.

1.9     “Party” means any, and “Parties” means all, of the signatories to this Agreement.

1.10    “Servicer” means collectively, Wells Fargo Bank, N.A., as master servicer and LNR Partners, LLC, as special servicer, and any and all other parties appointed and/or serving as servicers of the Loan.

1.11    “Trustee” means Wilmington Trust, National Association.

ARTICLE 2
WARRANTIES AND REPRESENTATIONS

Borrower warrants and represents as follows as of the Execution Date and the Effective Date:

2.1         Authority of Borrower.

(a)    Each LLC Borrower is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in each state where any Property it owns or leases is located. Borrower Signatory is an officer of each LLC Borrower. Borrower Signatory, acting alone without the joinder of any other members or managers of any LLC Borrower or any other party, has the power and authority to execute and deliver the Modification Documents on behalf of and to duly bind each LLC Borrower under this Agreement and the Modification Documents. The execution and delivery of, and performance under, this Agreement and the Modification Documents by each LLC Borrower has been duly and properly authorized pursuant to all requisite limited liability company action of each LLC Borrower and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any LLC Borrower or any LLC Borrower’s certificate of formation, limited liability company agreement or any other organizational document of any LLC Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which any LLC Borrower is a party or by which the Properties may be bound or affected.

(b)    Each LP Borrower is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware and is qualified to transact business in each state where any Property it owns or leases is located. Each SPC Party is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in each state where the conduct of its business requires such qualification. Borrower Signatory is an officer of each SPC Party, the general partners of the LP Borrowers. Borrower Signatory, acting alone without the joinder of any other members or managers of any LP Borrower, SPC Party or any other party, has the power and authority to execute and deliver the Modification Documents on behalf of and to duly bind each LP Borrower under this Agreement and the Modification Documents. The execution and delivery of, and performance under, this Agreement and the Modification Documents by each LP Borrower has been duly and properly authorized pursuant to all requisite limited partnership action of each LP Borrower and limited liability company action of each SPC Party and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any LP Borrower, SPC Party or any LP Borrower’s or SPC Party’s certificate of formation, limited liability company agreement, certificate of limited partnership or partnership agreement or any other organizational document of any LP Borrower or SPC Party or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which any LP Borrower or SPC Party is a party or by which the Properties may be bound or affected.

2.2         Status of Loan.

(a)    Loan Documents. The Loan Documents to which Borrower is a party constitute valid and legally binding obligations of Borrower and are enforceable against Borrower and the Properties in accordance with their terms. There are no modifications, verbal or written, to the Loan Documents other than those, if any, described on the attached Exhibit B and set forth in this Agreement and the other Modification Documents. The Modification Documents do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which Borrower acknowledges to be valid and existing liens and security interests in the Properties. Borrower agrees that the lien and security interests created by the Loan Documents continue to be in full force and effect, unaffected and unimpaired by the Modification Documents or any collateral described in financing statements filed in connection with the Loan Documents and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.

(b)    Loan Figures. As of the Execution Date and prior to the implementation of the modifications contained in this Agreement, the Outstanding Principal Balance is $232,000,000.00.

(c)    Assignment of Leases. The Assignment of Leases described in Exhibit B constitutes an absolute, unconditional, current, assignments of rents, issues and profits from the Properties, and all actions, if any, required to be taken by Lender to perfect its rights to collect such rents, issues and profits have been duly and properly taken by Lender. It is the intent of the Parties that Lender’s security interest pursuant to the Assignment of Leases remains and shall at all times remain perfected.

(d)    Transfer of Interests. Attached hereto as Schedule 2.2(d) is the organizational chart relating to Borrower, Guarantor, certain Affiliates and other parties, which is true, complete and correct as of the Execution Date. No Person other than those Persons shown on Schedule 2.2(d) have any ownership interest in, or right of Control, directly or indirectly, in Borrower or Guarantor. Except as set forth in Schedule 2.2(d), no Person, individually or together with Affiliates, owns an amount equal to or greater than twenty percent (20%) of all legal and beneficial interests (including on an as-converted basis) in Guarantor.

(e)    Representations in Loan Agreement, Security Instruments and Other Loan Documents. Except as otherwise set forth on Schedule 2.2(e), the representations and warranties contained in the First Modification Agreement described in Exhibit B attached hereto, the Loan Agreement described in Exhibit B, the Security Instruments described in Exhibit B and in the other Loan Documents are true and correct in all material respects, as of the Execution Date and the Effective Date as if made on such dates, except for those that are no longer true due to facts or circumstances that occurred after the First Modification Date or the Loan Origination Date, as applicable, and which, in each case, do not constitute a Default or Event of Default, taking into account the terms and provisions of this Agreement.

2.3         No Bankruptcy Intent. No Borrower Party has been a party to any Debtor Proceeding within seven (7) years prior to the Effective Date or the Execution Date. No Borrower nor any SPC Party has any present intent to (a) file a voluntary petition with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code; (b) seek, consent to, acquiesce in, any order for relief issued under the Bankruptcy Code; (c) file or seek, consent to, or acquiesce in any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (d) seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator, liquidator or assignee for the benefit of creditors; or (e) seek, consent to, or acquiesce in, any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party in connection with any Debtor Proceeding.

2.4         Financial Statements. The financial statements of each Borrower and Guarantor previously delivered by Borrower to Lender in connection with this Agreement (the “Financial Statements”) (i) are true, complete and accurate in every material respect and (ii) accurately represent, in all material respects, the financial condition and business operations of each Borrower and Guarantor and the income and expenses related to the Properties, as of the date thereof. The Financial Statements have been prepared in accordance with the requirements of the Loan Documents applied on a consistent basis throughout the period involved. Except as previously disclosed in writing to Lender with respect to the Public Health Event (as defined in the First Modification Agreement), there has not been any material adverse change between the dates of the Financial Statements and the Execution Date. Borrower acknowledges that the Financial Statements are being relied upon by Lender in connection with Lender agreeing to enter into this Agreement.

2.5         Status of the Properties.

(a)    Title to Properties and Legal Proceedings. There are no: (i) except as set forth on Schedule 2.5(a)(i), actions, suits, appeals, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings pending or, to Borrower’s knowledge threatened against any Borrower, any SPC Party, Guarantor, any officer or director of Borrower or Guarantor, any Property Manager or any Property, in any court or by or before any other Governmental Authority which, if adversely determined, might have a Material Adverse Effect, (ii) liens, mortgages (other than the Security Instruments), claims of lien or other encumbrances, except for the Permitted Encumbrances, against any Property which could reasonably have a Material Adverse Effect, or (iii) except as set forth on Schedule 2.5(a)(iii) to the First Modification Agreement, pending, or to Borrower’s knowledge contemplated, condemnation proceedings or annexation proceedings affecting any Property or the relocation of roadways providing access to any of the Properties, nor any agreements to convey any portion of any Property, or any rights thereto to any person or entity not disclosed in this Agreement, including, without limitation, any government or governmental agency. Borrower agrees to reimburse, indemnify and hold Lender harmless from and against any and all liabilities, judgments, out-of-pocket costs or expenses, claims, damages (other than consequential damages except to the extent paid to a third party), penalties, losses or charges (including, but not limited to, all reasonable, out-of-pocket legal fees and court costs) which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach of any of the representations or warranties made in this Section.

(b)    Compliance with Laws. Borrower has not received any written notice from any governmental entity claiming that Borrower or any Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of any Property, including, without limitation, any notice relating to building, zoning, environmental, life safety, wetlands, or handicapped accessibility laws, codes or regulations. All permits, licenses or other evidences of authority to use and operate the Properties as each is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and effect.

(c)    Taxes. To the extent required under Legal Requirements and the Loan Documents, all real estate taxes, personal property taxes, sales taxes and similar liabilities, assessments or expenses currently due and payable with respect to the Properties have been fully and timely paid.

(d)    Required Repairs. All Required Repairs set forth in Schedule V to the Loan Agreement have been completed by Borrower in accordance with Section 4.1.20 of the Loan Agreement.

(e)    O&M Program. Borrower hereby represents and warrants that it has, as of the date hereof, complied in all material respects with the O&M Program attached as Schedule XVI to the Loan Agreement. Borrower hereby covenants and agrees that, during the Term, including any extension or renewal thereof, Borrower shall comply in all material respects with the terms and conditions of the O&M Program.

(f)    Franchise Agreement. Since the Loan Origination Date, except as set forth on Schedule 2.5(f) of the First Modification Agreement and except with respect to the Houston Courtyard by Marriott pursuant to that certain Amendment to Courtyard by Marriott Hotel Relicensing Franchise Agreement and Settlement and Release of Claims, dated as of May 7, 2021 and delivered to Lender prior to the Execution Date, no Franchise Agreement has been subsequently amended, modified, supplemented or altered. No Borrower, nor to the best of Borrower’s knowledge, any other party to any Franchise Agreement is in default under any Franchise Agreement, and to the best of Borrower’s knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time and/or giving of notice, or both, would constitute a default, breach or violation by any party under any Franchise Agreement. Borrower has delivered to Lender copies of the most recent quality assurance reports prepared by the Franchisors for each of the Properties and such reports are true, complete and correct in all material respects. To the extent required under the Franchise Agreements, all Franchisors have agreed or will agree to waive any defaults triggered by the Contemplated Bankruptcy (as defined below) and have consented or will consent to the Guarantor Restructuring (as defined below), in each case prior to the filing of the Contemplated Bankruptcy.

(g)    PIPs. Except as set forth on Schedule 2.5(g)-3 to the First Modification Agreement, Borrower has not received any written notice or demand from any Franchisor demanding any repair, maintenance, alterations or improvement to any Property other than as specifically identified in a PIP Plan. To Borrower’s knowledge, each PIP Budget is sufficient to complete the applicable PIP Plan. No PIP is outstanding with respect to any Property other than the PIP Properties (as defined in the First Modification Agreement). Except as set forth on Schedule 2.5(g)-3 to the First Modification Agreement and except for the new PIPs that are expected to be issued for the Properties that are subject to Franchise Agreements with Hilton and cyclical renovations that are expected to be issued for the Properties that are subject to Franchise Agreements with Marriott, to Borrower’s knowledge, no Franchisor intends to require any other renovations or capital improvement projects for the Properties prior to the Stated Maturity Date.

(h)    Existing Management Agreement. Each Existing Management Agreement (as defined in the First Modification Agreement) is in full force and effect and has not been further amended, modified or assigned other than pursuant to the applicable Assignment of Property Management Agreements set forth on Exhibit B attached hereto. No Borrower nor to the best of Borrower’s knowledge, any Property Manager, is in default under any Existing Management Agreement and Borrower knows of no event which, but for the passage of time or the giving of notice or both would constitute an event of default under any Existing Management Agreement. Except for the force majeure notice described in Schedule 2.5(h) attached to the First Modification Agreement (which is being included out of an abundance of caution), neither Borrower nor to the best of Borrower’s knowledge, any Property Manager, has commenced any action or given or received any notice for the purpose of terminating any Existing Management Agreement. The management fees and all other sums due and payable to the applicable Property Manager under each Existing Management Agreement as of the date hereof have been paid in full. To the extent required under the Existing Management Agreements, all Property Managers have agreed or will agree to waive any defaults triggered by the Contemplated Bankruptcy and have consented or will consent to the Guarantor Restructuring, in each case prior to the Contemplated Bankruptcy.

(i)    Collective Bargaining. To Borrower’s knowledge, except the Collective Bargaining Agreement, set forth on Schedule 2.5(i) attached to the First Modification Agreement, there are no collective bargaining agreements affecting any Property. No Borrower has violated in any material respects any applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities. To Borrower’s knowledge, there are no outstanding obligations with respect to pending pension obligations.

2.6        Continuity of Representations. The representations and warranties contained in this Agreement are true and correct in all material respects as of the Execution Date and the Effective Date and will survive as long as any amounts remain outstanding to Lender under this Agreement or any other Loan Documents.

ARTICLE 3
COVENANTS OF BORROWER

Borrower covenants and agrees with Lender that:

3.1        Compliance with Loan Documents. Borrower agrees to comply with and be bound by all the terms, covenants and agreements, conditions and provisions set forth in the Loan Documents, as modified pursuant to this Agreement and the other Modification Documents.

3.2       Release and Covenant Not To Sue. In consideration of Lender’s agreement to the terms of this Agreement, Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, waive, remise, release, acquit, satisfy and forever discharge all of Lender Parties, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, counterclaims, demands, defenses, setoffs, and causes of action of any kind or nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which any of them now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the later of the Execution Date and the Effective Date, including, without limitation, matters arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Debt, (d) the Properties, and (e) any other agreement or transaction between Borrower and/or Guarantor and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) - (d) above. Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

As further consideration of Lender’s agreement to the terms of this Agreement, Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, agree, represent and warrant that the matters released in this Agreement are not limited to matters which are known or disclosed, and Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, waive any and all rights and benefits with respect to any matters arising out of or relating to any matter, cause or thing, from the beginning of the world to and including the later of the Execution Date and the Effective Date, including, without limitation, matters arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Debt, (d) the Properties, and (e) any other agreement or transaction between Borrower and/or Guarantor and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) - (d) above, which Borrower or Guarantor now have, or in the future may have, conferred upon any of Borrower or Guarantor by virtue of the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In this connection, Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, agree, represent, and warrant that they realize and acknowledge that factual matters now unknown to one or more of Borrower or Guarantor may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, agree, represent and warrant that the release herein contained has been negotiated and agreed upon in light of that realization and that Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, nevertheless hereby intend to release, discharge and acquit all parties so released from any such unknown claims.

The provisions of this Section 3.2 shall survive the termination of this Agreement.

3.3       Modification Fee. Contemporaneously with the execution and delivery of this Agreement by Borrower, Borrower shall pay Lender a non-refundable modification fee (“Modification Fee”) in the amount of $580,000.00, which shall be payable on or prior to the earlier to occur of (a) two (2) Business Days after Guarantor and HIT OP (as defined below) receive the first advance under the DIP Financing (as defined below) and (b) June 14, 2021 (such earlier date, the “Payment Deadline”). Borrower acknowledges and agrees that the Modification Fee shall be deemed earned by Lender and due to Lender upon execution of this Agreement by Lender, notwithstanding the date upon which Borrower ultimately pays the Debt, and shall not be applied by Lender at any time to reduce the Debt. So long as a Termination Event does not occur, Lender agrees to waive the special servicing fee and workout fee that may be incurred as a result of the transfer of the Loan to special servicing for purposes of entering into this Agreement and addressing the Contemplated Bankruptcy, provided that (i) Borrower shall pay all of Lender’s out-of-pocket expenses to the extent required under the Loan Documents while the Loan is in special servicing and (ii) such waiver shall not apply if the Loan is subsequently transferred to special servicing for another reason.

3.4       Payment of Transaction Costs and Expenses. Borrower shall pay all reasonable, out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Modification Documents and Lender’s monitoring of, and participation in (if applicable), the Contemplated Bankruptcy, including, without limitation, the legal fees and disbursements of Lender’s outside counsel (collectively, the “Transaction Expenses”). The Transaction Expenses that have been incurred as of the Execution Date shall be paid by Borrower on or prior to the Payment Deadline. To the extent invoices for any Transaction Expenses are received after the execution of this Agreement, Borrower shall reimburse Lender for such amounts within ten (10) Business Days of Borrower’s receipt of invoices therefor. Borrower acknowledges and agrees that Lender shall not apply any of the Transaction Expenses at any time to reduce the Debt.

3.5       Additional Documents. To the extent requested by Lender, simultaneously with the Execution Date, Borrower shall deliver or cause to be delivered to Lender, (a) evidence of third party approvals of the Contemplated Bankruptcy and Guarantor Restructuring to the extent the failure to obtain such approvals would have a Material Adverse Effect, (b) subject to Section 3.7, title searches for each Property updated to reflect any changes in title since the date of the searches conducted in connection with the First Loan Modification Agreement (“Title Searches”), and (c) such affidavits, indemnities, certificates and legal opinions, and all other instruments and agreements provided for under this Agreement regarding among other things formation and authorization of Borrower Parties and enforceability of the Modification Documents, as may be reasonably requested by Lender in connection with this Agreement.

3.6       Further Assurances. Borrower shall execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be reasonably requested from time to time by Lender to perfect and to maintain the perfection of Lender’s security interest in and to the Properties and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

3.7        Title Searches. To the extent the Title Searches are not available on or prior to the Execution Date, Borrower agrees to use commercially reasonable efforts to cause the same to be delivered to Lender within fifteen (15) Business Days of the Execution Date.

ARTICLE 4
MODIFICATIONS

4.1         Reserve Account Payments; Cash Management.

(a)    Monthly Reserve Account Payments. From and after the Effective Date, Borrower shall continue to be required to make all monthly deposits to the Reserve Funds in accordance with the Loan Documents, subject to the below provisions of this Section 4.1.

(b)    FF&E Funds. Effective as of the Monthly Payment Date occurring in January 2021 and during the period through and including the Monthly Payment Date occurring in December 2021, subject to earlier automatic termination (and without any further action of any Person) as set forth herein upon the occurrence of an Event of Default (such period, the “Suspension Period”), Lender will suspend the requirement of the Borrower to make monthly deposits to the FF&E Reserve Account required pursuant to Section 6.5.1 of the Loan Agreement (the “FF&E Reserve Monthly Deposit”). Upon the occurrence of an Event of Default, Lender’s agreement to suspend Borrower’s obligations to pay the FF&E Reserve Monthly Deposit as set forth above shall automatically (and without any further action of any Person) terminate and Borrower’s obligations to pay the FF&E Reserve Monthly Deposit set forth in the Loan Agreement (without giving effect to this Agreement) shall automatically (and without any further action of any Person) be reinstated and be in full force and effect from and after the occurrence of such Event of Default. During the Suspension Period, Borrower will in accordance with the Loan Agreement continue to make all monthly payments required pursuant to Section 6.11.1(a)(i) to Section 6.11.1(a)(vi) of the Loan Agreement.

(c)    Excess Cash Flow. From and after the Effective Date, clause (viii) of Section 6.11.1(a) of the Loan Agreement is hereby amended so that commencing on the first Monthly Payment Date after the Execution Date and on each Monthly Payment Date thereafter, except during the continuance of an Event of Default, all amounts remaining in the Cash Management Account after the payment of the amounts set forth in clauses (i) through (vii) of Section 6.11.1(a) of the Loan Agreement (the “Excess Cash Flow”), shall be deposited into an Account (the “Excess Cash Flow Account”) established to hold such funds (such funds, the “Excess Cash Flow Funds”). So long as no Event of Default has occurred and no Termination Event has occurred, funds in the Excess Cash Flow Account shall be disbursed in the following order and priority, (a) first, on each Monthly Payment Date, if the amounts on deposit in the Cash Management Account for the applicable Interest Period are insufficient to pay all amounts required to be funded in accordance with clauses (i) through (vii) of Section 6.11.1(a) of the Loan Agreement for the upcoming calendar month, to the payment of such shortfalls for the upcoming calendar month in accordance with the order and priority of such waterfall, (b) second, on any Monthly Payment Date on which a Principal Paydown Payment is due, up to $250,000.00 per month shall be applied toward such Principal Paydown Payment, and (c) third, any remaining funds to be disbursed into an Account established to hold such funds (the “All-Purpose Reserve Account”) to be used for the costs of Approved Capital Expenditures and PIP Alterations in accordance with the provisions of Section 4.1(d) hereof. From and after the Effective Date, the provisions of Section 6.9 of the Loan Agreement shall be of no further force and effect.

(d)    All-Purpose Reserve.

(i)    Amounts deposited from time to time in the All-Purpose Reserve Account pursuant to Section 4.1(c) hereof are referred to herein as the “All-Purpose Reserve Funds”) and shall be disbursed to fund Approved Capital Expenditures and PIP Alterations contemplated by the applicable PIP Plans in accordance with the terms and provisions of Section 4.1(d)(ii) hereof.

(ii)    Lender shall, or shall direct Servicer to, disburse the All-Purpose Reserve Funds to Borrower out of the All-Purpose Reserve Account provided that (i) the applicable Borrower for whom such disbursement is made shall have satisfied each of the All-Purpose Reserve Disbursement Conditions with respect to such disbursement; (ii) Lender shall not be required to disburse All-Purpose Reserve Funds for Approved Capital Expenditures and PIP Alterations more frequently than once each calendar month; (iii) each disbursement of All-Purpose Reserve Funds for Approved Capital Expenditures and PIP Alterations must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total amount of All-Purpose Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the All-Purpose Reserve Account shall be made); and (iv) each request for All-Purpose Reserve Funds to be disbursed to Borrower for the PIP Alterations shall include a statement as to which PIP Budget line items are to be funded and what portion of the applicable PIP Budget remains unfunded. “All-Purpose Reserve Disbursement Conditions” means (1) Borrower shall have submitted a request for payment to Lender at least ten (10) days prior to the date on which Borrower has requested such payment be made, which request specified the Approved Capital Expenditures or PIP Alterations, as applicable, to be paid, (2) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall have occurred and be continuing, and (3) Lender shall have received (A) an Officer’s Certificate from Borrower (i) stating that the items to be funded by the requested disbursement are Approved Capital Expenditures or PIP Alterations, as applicable, and a description thereof, (ii) stating that the Approved Capital Expenditures or PIP Alterations, as applicable, to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, (iii) in the case of a requested disbursement for PIP Alterations, stating that such disbursement is for PIP Alterations contemplated by the applicable PIP Plan and the portion for such PIP Alterations to be funded by the requested disbursement have been completed in accordance therewith, (iv) identifying each Person that supplied materials or labor in connection with the Approved Capital Expenditures or PIP Alterations, as applicable, to be funded by the requested disbursement, (v) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (vi) stating that that Approved Capital Expenditures or PIP Alterations, as applicable, to be funded have not been the subject of a previous disbursement of All-Purpose Reserve Funds, FF&E Funds or PIP Reserve Funds, (vii) stating that all previous disbursements of All-Purpose Reserve Funds for Approved Capital Expenditures or PIP Alterations have been used to pay the previously identified Approved Capital Expenditures or PIP Alterations, as applicable, and (viii) stating that all outstanding trade payables with respect to the applicable Approved Capital Expenditures or PIP Alterations (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness have been paid in full), (B) a copy of any license, permit or other approval by any Governmental Authority required in connection with the Approved Capital Expenditures or PIP Alterations, as applicable, and not previously delivered to Lender, (C) conditional lien waivers or other evidence of payment reasonably satisfactory to Lender, (D) at Lender’s option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, (E) at Lender’s option, if the cost of the Approved Capital Expenditures or PIP Alterations, as applicable, exceeds $25,000.00, a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the Approved Capital Expenditures or PIP Alterations, as applicable, and (F) such other evidence as Lender shall reasonably request to demonstrate that the Approved Capital Expenditures or PIP Alterations, as applicable, to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower.

(iii)    Nothing in this Section 4.1(d) shall (i) make Lender responsible for performing or completing any PIP Alterations or Approved Capital Expenditures; (ii) require Lender to expend funds in addition to the All-Purpose Reserve Funds to complete any PIP Alterations or Approved Capital Expenditures; (iii) obligate Lender to proceed with any PIP Alterations or Approved Capital Expenditures; or (iv) obligate Lender to demand from Borrowers additional sums to complete any PIP Alterations or Approved Capital Expenditures. Each Borrower will permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) to enter onto Borrower’s Property during normal business hours upon reasonable notice (subject to the rights of guests or invitees of such Property) to inspect the progress of any PIP Alterations and all materials being used in connection therewith and to examine all plans and shop drawings relating to such PIP Alterations and Capital Expenditures. Each Borrower shall cause all applicable contractors and subcontractors to cooperate with Lender or Lender’s agents or representatives described above in connection with inspections described in this Section 4.1(d)(iii). In addition to any insurance required under the Loan Documents, each Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk insurance, public liability insurance and other insurance to the extent required under applicable law in connection with the PIP Alterations or Approved Capital Expenditures to such Borrower’s Property. All such policies shall be in form and amount satisfactory to Lender.

(e)    Section 4.7 of the First Modification Agreement shall hereby be deleted in its entirety and replaced with the following:

4.7            Operating Expense Reconciliations. Within twenty (20) days after the end of each calendar month (“Monthly Reconciliation”), commencing with the month ending on May 31, 2021, Borrower shall deliver to Lender a statement and accounting certified as true, correct and complete from the chief financial officer or other authorized person of Borrower with knowledge and responsibility for such matters (each a “Reconciliation Certificate”), certifying (a) the actual amount of Operating Expenses paid or incurred by or on behalf of Borrower with respect to the Properties (the “Actual Expenditures”) during the immediately preceding calendar month, (b) the amounts, if any, disbursed from the Borrower’s account during the prior calendar month, with a detailed breakdown by line item, and (c) the account balance of such working or operating account of Borrower as of such date of certification. Such Reconciliation Certificate shall: (i) identify the amounts, if any, by which the sums distributed to Borrower from the Cash Management Account for Operating Expenses set forth on the Approved Annual Budget on each Monthly Payment Date during the immediately preceding calendar month exceeded the Actual Expenditures paid by Borrower during such calendar month (the aggregate amount reported for the monthly period pursuant to the Monthly Reconciliation is a “Surplus Amount”), (ii) identify the amount, if any, by which Borrower paid Actual Expenditures during the prior month in excess of the sum distributed to Borrower from the Cash Management Account for Operating Expenses set forth on the Approved Annual Budget on each Monthly Payment Date during the prior month (the aggregate amount reported for the monthly period pursuant to the Monthly Reconciliation is a “Shortfall Amount”), (iii) be in a form reasonably acceptable to Lender, and (iv) provide such evidence of Actual Expenditures as may be reasonably requested by Lender in order to verify any applicable component of the Shortfall Amount or Surplus Amounts. On the Monthly Payment Date following Lender’s receipt of a Monthly Reconciliation with all supporting documentation required by Lender, and provided no Event of Default has occurred and is continuing beyond the expiration of any applicable cure period, Lender will make or cause to be made the following adjustments (“Reconciliation Adjustments”) to the Monthly Operating Expense Budgeted Amount for such month: (A) in the event of any Surplus Amounts, the amount thereof shall be deducted from the Monthly Operating Expense Budgeted Amount budgeted to be disbursed on the next Monthly Payment Date; and (B) in the event of a Shortfall Amount, the amount of such Shortfall Amount approved in writing by Lender based on the Monthly Reconciliation shall be added to the Monthly Operating Expense Budgeted Amount budgeted to be disbursed on the next Monthly Payment Date from funds on deposit in the Cash Management Account, but only to the extent funds are available in the Cash Management Account. If sums in the Cash Management Account are not sufficient to fund the amount of any Shortfall Amount approved by Lender, then such shortfall shall be funded on the next following Monthly Payment Date on which funds are available in the Cash Management Account. Should Lender in good faith dispute any Actual Expenditures set forth on the Reconciliation Certificate and such dispute is not resolved between the parties, the disputed expenditure will not be included in the Reconciliation Adjustments unless or until resolved by Lender and Borrower. Notwithstanding anything to the contrary, Borrower shall obtain Lender’s prior written consent prior to payment of any operating expenses which exceed one hundred ten percent (110%) of the budgeted line item amount for such expense set forth in the Approved Annual Budget.

(f)    Approved Annual Budget. The updated 2021 Annual Budgets for each Property are attached hereto as Exhibit C and have been approved by Lender, which collectively constitute the Approved Annual Budget for 2021.

4.2        Closing Payment. On or prior to the Payment Deadline, Borrower shall pay to Lender the Modification Fee and Lender’s fees and expenses (including, without limitation, a property inspection fee payable to Lender in the amount of $3,465.00, and a $1,000 fee payable to Special Servicer for payment of Lender’s outside REMIC counsel’s fees) in connection with the modification of the Loan. Borrower’s failure to pay such amounts on or prior to the Payment Deadline shall constitute an immediate Event of Default.

4.3         Contemplated Bankruptcy.

(a)    Borrower has advised Lender that Guarantor and Hospitality Investors Trust Operating Partnership, L.P., a Delaware limited partnership (“HIT OP”) are considering filing a voluntary Chapter 11 bankruptcy petition (the “Contemplated Bankruptcy”). Pursuant to Section 10.1(a)(viii)(B) of the Loan Agreement, Lender has the right, in its sole and absolute discretion, to declare that the occurrence of the Contemplated Bankruptcy constitutes an Event of Default.

(b)    In consideration of the other agreements by Borrower set forth herein, subject to the terms of this Agreement, Lender hereby agrees that if the Contemplated Bankruptcy occurs, Lender shall not declare that the occurrence of the Contemplated Bankruptcy constitutes an Event of Default from such time through the earlier to occur of (i) November 5, 2021 and (ii) the occurrence of any other Event of Default (the “Forbearance Expiration Date”), provided that Lender may make such declaration if an Event of Default unrelated to such Contemplated Bankruptcy occurs prior to the Forbearance Expiration Date or at any time after the end of the Forbearance Expiration Date if the Resolution Conditions have not been satisfied.

(c)    The occurrence of the Contemplated Bankruptcy shall not constitute an Event of Default, so long as the following conditions (collectively, the “Resolution Conditions”) are satisfied on or prior to the Forbearance Expiration Date:

(i)    a plan of reorganization shall be confirmed with respect to the Contemplated Bankruptcy (the “Reorganization Plan”), which does not (1) modify the Loan Documents or affect the validity or enforceability of any of the Loan Documents or any of the rights and remedies of Lender thereunder, (2) release, diminish or impair the Lien of the Security Instruments or any of Lender’s interests in the Property, or (3) release, discharge or modify any of Guarantor’s obligations under the Guaranty and Environmental Indemnity;

(ii)    upon confirmation of the Reorganization Plan, Borrower shall provide Lender with a copy of the court order confirming the Reorganization Plan;

(iii)    the Guarantor Restructuring occurs in accordance with all the requirements of Section 4.4 hereof;

(iv)    on or prior to the earlier to occur of (1) fifteen (15) days after the completion of the “fresh start” accounting assessment performed by Guarantor after Guarantor and HIT OP emerge from the Contemplated Bankruptcy in accordance with the Reorganization Plan, and (2) forty-five (45) days after the end of the quarter in which Guarantor and HIT OP emerge from the Contemplated Bankruptcy in accordance with the Reorganization Plan (such earlier deadline, the “Guarantor Review Deadline”), either (1) Guarantor shall demonstrate that it has a Net Worth of at least $250,000,000 and Liquid Assets of at least $15,000,000 (taking into account the amended definitions set forth in the Guaranty, as amended by Section 4.7 of this Agreement) (the “Guarantor Financial Covenants”), or (2) each of Brookfield Strategic Real Estate Partners II-A L.P., Brookfield Strategic Real Estate Partners II-A (ER) L.P., Brookfield Strategic Real Estate Partners II-B L.P., Brookfield Strategic Real Estate Partners II-C L.P., Brookfield Strategic Real Estate Partners II-C (ER) L.P., and Brookfield Strategic Real Estate Partners II BPY Borrower L.P., (collectively, jointly and severally, “Additional Guarantor”) shall (a) satisfy, in the aggregate, the Guarantor Financial Covenants, as evidenced by an officer’s certificate of Additional Guarantor certifying that Additional Guarantor’s aggregate Net Worth is at least $250,000,000 and Liquid Assets are at least $15,000,000 and (b) execute and deliver to Lender a joinder to the Guaranty and Environmental Indemnity (as amended by the Joinder), in form and substance reasonably acceptable to Lender, pursuant to which Additional Guarantor shall agree to perform the obligations as set forth in the Guaranty and Environmental Indemnity, jointly and severally with Guarantor, to the extent such obligations arise from any circumstances, conditions, actions or events occurring from and after the effective date of such joinder;

(v)    the Reorganization Plan shall have no material adverse effect on Borrower or the Property;

(vi)    the debtor-in-possession financing that is obtained in connection with the Contemplated Restructuring (the “DIP Financing”) shall not (1) be guaranteed by subsidiaries of Guarantor (other than HIT OP), (2) be secured by encumbrances on the Property or pledges of equity interests in the Borrower, or (iii) have an adverse effect on Borrower or the Property in any material respect;

(vii)    Borrower shall have delivered to Lender (1) fully executed replacement franchise agreements for each Property that is currently subject to a Franchise Agreement with any affiliate of Hilton (the “Hilton Franchised Properties”), substantially in the form attached hereto as Exhibit E, provided that no provisions relating to key money or development incentive notes shall be included and the amendments set forth in Exhibit D attached hereto shall be incorporated, and (2) a comfort letter in the form attached hereto as Exhibit F or otherwise in form and substance reasonably satisfactory to Lender, executed and delivered to Lender by such franchisor and Borrower;

(viii)    Borrower shall have delivered to Lender (1) a fully executed letter agreement (the “Marriott Consent Letter”) between Guarantor, HIT OP and Brookfield Investor (as defined below), on the one hand, and Marriott International, Inc., MIF, L.L.C. and Westin Hotel Management, L.P., on the other hand (the “Marriott Franchisors”), with respect to the properties owned indirectly by Guarantor and HIT OP currently subject to a franchise agreement with one or more of the Marriott Franchisors, including each Property that is currently subject to a Franchise Agreement with one or more of the Marriott Franchisors (the “Marriott Franchised Properties”), substantially in the form attached hereto as Exhibit G and incorporating the amendments set forth in Exhibit D attached hereto, (2) executed Franchisee Acknowledgements with respect to each of the Marriott Franchised Properties, substantially in the form attached Schedule E-1 to the Marriott Consent Letter; (3) executed Owner Acknowledgements with respect to each of the Marriott Franchised Properties, substantially in the form attached Schedule E-2 to the Marriott Consent Letter; (4) executed Guarantor Acknowledgements with respect to each of the Marriott Franchised Properties, substantially in the form attached Schedule F-2 to the Marriott Consent Letter; and (5) executed Guaranties with respect to each of the Marriott Franchised Properties, substantially in the form attached Schedule F-3 to the Marriott Consent Letter;

(ix)    Borrower shall have (1) delivered to Lender a fully executed consent letter from Homewood Suites Management LLC and Hampton Inns Management LLC (“Hilton Managers”), with regard to the Properties that are subject to Property Management Agreements with Hilton Managers (the “Hilton Management Agreements”), in the form attached hereto as Exhibit H, and (2) used commercially reasonable efforts to obtain an estoppel and reaffirmation from the Hilton Managers that is in form and substance consistent in all material respects with the estoppel and reaffirmation delivered in connection with the First Modification Agreement, provided that all references to the “Modification Agreement” therein shall be conformed to reference the provisions of this Agreement;

(x)    Borrower shall have (1) delivered to Lender a fully executed amendments to the Property Management Agreements for each Property managed by Crestline Hotels & Resorts, LLC (“Crestline”), substantially in the form attached hereto as Exhibit I and incorporating the amendments set forth in Exhibit D attached hereto, or otherwise in form and substance reasonably acceptable to Lender, and (2) used commercially reasonable efforts to obtain an estoppel from Crestline that is in form and substance consistent in all material respects with the estoppel delivered in connection with the First Modification Agreement, provided that all references therein to the “Modification Agreement” shall be conformed to reference the provisions of this Agreement; and

(xi)    Borrower shall deliver an Officer’s Certificate to Lender, (a) prior to the Forbearance Expiration Date, certifying that all of the foregoing Resolution Conditions set forth in Sections 4.3(c)(i) – (iii) and Sections 4.3(c)(v) – (x) have been satisfied, and (b) prior to the Guarantor Review Deadline, certifying that the Resolution Condition set forth in Section 4.3(c)(iv) has been satisfied.

(d)    If (i) prior to the Forbearance Expiration Date, (x) the Resolution Conditions set forth in Sections 4.3(c)(i) – (iii) and Sections 4.3(c)(v) – (x) are not satisfied or (y) an Event of Default occurs, or (ii) prior to the Guarantor Review Deadline, the Resolution Condition set forth in Section 4.3(c)(iv) is not satisfied (any of the foregoing occurrences, a “Termination Event”), the modifications contained in Sections 4.3 and 4.4 hereof shall be of no further force and effect upon the occurrence of such Termination Event.

(e)    If the Contemplated Bankruptcy occurs, Borrower shall provide Lender with access to the electronic website containing timely updates of the Contemplated Bankruptcy.

4.4         Guarantor Restructuring.

(a)    In connection with the Contemplated Bankruptcy, Borrower anticipates that Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, a Delaware limited liability company (“Brookfield Investor”) will acquire one hundred percent (100%) of the common stock in Guarantor and will acquire control, directly or indirectly, of Guarantor, HIT OP and Borrower (such acquisition, the “Guarantor Restructuring”) and after the occurrence of the Guarantor Restructuring, the organizational chart relating to Borrower, Guarantor, certain Affiliates and other parties will be as set forth in Exhibit J.

(b)    The Guarantor Restructuring shall be permitted under the Loan Documents, provided that the following conditions are satisfied: (i) no Event of Default has occurred and is continuing or would occur as a result of such Guarantor Restructuring, (ii) the Guarantor Restructuring occurs prior to the Forbearance Expiration Date, (iii) the Property shall continue to be managed by a Property Manager pursuant to the Property Management Agreement or another Qualified Manager pursuant to a Replacement Management Agreement, (iv) after giving effect to such Transfer, (A) HIT OP shall continue to own, directly or indirectly, one hundred percent (100%) of all beneficial and economic interest in all Borrowers, and shall continue to Control Borrowers and (B) Brookfield Investor shall own, directly or indirectly, one hundred percent (100%) of the beneficial and economic interests in and shall Control HIT OP and Borrowers, (v) Borrowers shall give Lender copies of the amended organizational documents of Guarantor and HIT OP, which shall reflect that Guarantor is board-managed by a board of directors, the majority of whom are appointed by Brookfield Investor, not less than ten (10) days following the date of the Guarantor Restructuring; (vi) the legal and financial structure of Borrowers and of each SPC Party, and the single purpose nature and bankruptcy remoteness of Borrowers and of each SPC Party, as applicable, after such Guarantor Restructuring, shall satisfy Lender’s requirements set forth in the Loan Agreement, (vii) such Guarantor Restructuring shall be permitted under each Franchise Agreement, each Property Management Agreement, each Operating Lease and each REA and/or Borrowers shall obtain any consents required from each Franchisor, each Property Manager, each Borrower that serves as the lessor under the applicable Operating Lease and the REA counterparty in connection with such Transfer and deliver the same to Lender, and (viii) Guarantor shall reaffirm its obligations under the Guaranty and Environmental Indemnity (as modified by the Joinder), in form and substance acceptable to Lender.

(c)    Borrower shall notify Lender of any anticipated changes to the members of the board of directors of Guarantor in connection with the Guarantor Restructuring, and shall confirm that Brookfield Investor is appointing the majority of the members of the board of directors of Guarantor.

4.5         PIPs. Borrower agrees that if any Franchisor requires any PIPs in connection with new franchise agreements or amendments to existing Franchise Agreements contemplated in Section 4.3(c) hereof, Borrower shall deliver such PIPs, the related PIP Budgets, and any modifications to the PIP Plans or PIP Budgets (if applicable) to Lender for its reasonable approval in accordance with the requirements of the Loan Documents. Borrower acknowledges that nothing contained in this Agreement, nor any approval of amendments or replacements of existing Franchise Agreements, is intended to modify the ongoing requirements set forth in the Loan Documents with respect to any existing or future PIPs.

4.6         Partial Releases. Notwithstanding anything to the contrary set forth in Section 4.9 of the First Modification Agreement, from and after the Effective Date so long as no Event of Default has occurred, in connection with a Property Sale of one or more of the Properties known as Hampton Inn College Station, Hampton Inn Indianapolis, and Hampton Inn Knoxville, Lender shall not have an approval right over such Property Sale (even if the Property Sale is a Low Proceeds Sale (as defined in the First Modification Agreement)) and Borrower does not elect the Remedial Payment Option (as defined in the First Modification Agreement)), so long as (a) all Net Sales Proceeds for such Property or Properties being sold are paid to Lender, and (b) the other requirements of Section 2.5.1 of the Loan Agreement (as modified by Section 4.9 of the First Modification Agreement) are satisfied. Upon request from Lender, Borrower shall provide information to Lender verifying that such Property Sale was broadly marketed by an unrelated third party broker, which is not an Affiliate of any Borrower Party and is experienced in selling assets similar to the Property being sold, in the same market as such Property.

4.7         Amendments to Guaranty.

(a)    From and after the Effective Date, the definitions of Liquid Assets and Net Worth (as each is defined in the Guaranty) are hereby deleted from the Guaranty in their entirety and replaced with the following:

“Liquid Assets” shall mean assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, undrawn amounts under any line of credit facility (including any DIP Financing (as defined in the Second Loan Modification Agreement)) that contains no draw conditions other than those that are customary for similar facilities, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

“Net Worth” shall mean, as of any given date, (x) the total assets of Guarantor (excluding the value of Guarantor’s direct and indirect interests in Borrowers and the Properties) as of such date less (y) Guarantor’s total liabilities as of such date (excluding any liabilities pursuant to the Guaranty, the Environmental Indemnity or the Loan), determined in accordance with GAAP, provided that any accumulated depreciation and amortization which would otherwise be deducted shall be added back for purposes of this definition.

(b)    Notwithstanding anything to the contrary contained in the Loan Documents (including Section 4.7(d) of this Agreement), so long as no Event of Default occurs and no Termination Event occurs, Guarantor shall not be required to comply with the requirement to maintain the minimum Liquid Assets set forth in Section 5.2(ii) of the Guaranty until the Guarantor Restructuring occurs.

(c)    From and after the Effective Date, Guarantor shall no longer be required to deliver quarterly financial statements that have been reviewed by an independent firm of certified public accountants in accordance with Section 5.2(v) of the Guaranty, but Guarantor shall be required to deliver to Lender within forty-five (45) days of the end of each calendar quarter, Guarantor’s financial statements prepared in accordance with GAAP and otherwise in form and substance reasonably acceptable to Lender, including quarterly and year-to-date statements of income and expense and cash flow, together with a balance sheet for such quarter for Guarantor, and certified by the chief financial officer of Guarantor as being true, correct and complete and fairly representing the financial condition and results of operations of Guarantor in a manner consistent with GAAP.

(d)    Except as set forth in Section 4.7(b), from and after the Effective Date, the failure of Guarantor to satisfy the Guarantor Financial Covenants shall constitute an Event of Default, provided that, such failure shall not constitute an Event of Default if (i) Additional Guarantor satisfies, in the aggregate, the Guarantor Financial Covenants and (ii) within thirty (30) days of such failure (such date, the “Joinder Date”), Additional Guarantor executes and delivers to Lender a joinder to the Guaranty and Environmental Indemnity (as amended by the Joinder), in form and substance reasonably acceptable to Lender, pursuant to which Additional Guarantor agrees to perform the obligations as set forth in the Guaranty and Environmental Indemnity, jointly and severally with Guarantor, to the extent such obligations arise from any circumstances, conditions, actions or events occurring from and after the effective date of such joinder (provided that, for the avoidance of doubt, in no event shall any Additional Guarantor be liable for any Franchisor Costs or Title Indemnification Costs (as defined in the First Modification Agreement)). Notwithstanding the terms of Section 5.2 of the Guaranty, Additional Guarantor shall not be subject to the financial or other reporting requirements set forth in Section 5.2 of the Guaranty and shall not be subject to Section 5.3 of the Guaranty. Additional Guarantor shall deliver to Lender on the Joinder Date and within ninety (90) days after the end of each fiscal quarter of Additional Guarantor thereafter, an Officer’s Certificate certifying that Additional Guarantor’s aggregate Net Worth is not less than $250,000,000 and Additional Guarantor’s aggregate Liquid Assets is not less than $15,000,000.

4.8       Franchisor Costs. Borrower and Guarantor (by execution of the Joinder), agree to pay all the application, consent and similar fees and costs of Franchisors in connection with the execution of the new Franchise Agreements, amendments to existing Franchise Agreements and replacement comfort letters contemplated in Section 4.3(c) hereof (collectively, the “Franchisor Costs”).

4.9       Guarantor. As a condition to Lender’s execution of this Agreement, Guarantor shall execute and deliver to Lender, simultaneously with the execution of this Agreement, the Joinder in form and substance attached hereto.

4.10     Reaffirmation of Loan Documents. Each Borrower hereby ratifies, reaffirms and confirms all of its payment and performance obligations under the Loan Documents in accordance with their respective terms and conditions.

4.11     Reaffirmation of Environmental Indemnity. The Environmental Indemnity constitutes the valid, legally binding obligation of Borrower, enforceable against Borrower, in accordance with its terms. By its execution hereof, Borrower waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which Borrower has asserted, or might assert, against Lender which in any way relate to or arise out of the Environmental Indemnity or any of the other Loan Documents, and such waiver and release shall survive the termination of this Agreement for so long as the obligations and liabilities under the Environmental Indemnity survive. Borrower hereby expressly confirms and reaffirms all obligations of the Borrower under the Environmental Indemnity. To Borrower’s actual knowledge, the representations and warranties contained in the Environmental Indemnity are true and correct in all material respects as of the Execution Date and the Effective Date as if made on such dates, except for those that are no longer true due to facts or circumstances that occurred after the Loan Origination Date and which, in each case, do not constitute a Default or an Event of Default, taking into account the terms and provisions of this Agreement.

4.12     Amendment to Loan Agreement, Security Instruments Guaranty and Loan Documents. This Agreement is a “Loan Document” for all purposes under this Agreement and the other Loan Documents. As used in the Loan Agreement, the Security Instruments, Guaranty, the First Modification Agreement, and the other Loan Documents, the term “Note” shall mean the Note for the Loan, as the same has been amended hereby and as the same may hereafter be amended, modified, extended or renewed from time to time.

4.13     References to Note, Loan Agreement, Security Instruments, Guaranty and Loan Documents. All references to the Note, Loan Agreement, Security Instruments, Guaranty and Loan Documents in the Loan Documents for the Loan shall mean and refer to the Note, Loan Agreement, Security Instruments, Guaranty, the First Modification Agreement, and other Loan Documents for the Loan, all as modified by the terms of this Agreement and any subsequent modifications, renewals or replacements thereof.

ARTICLE 5
MISCELLANEOUS

5.1       Survival of Provisions. Except as expressly otherwise provided herein, the covenants, acknowledgments, representations, agreements and obligations in this Agreement shall survive until the payment in full of the Loan.

5.2       No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement, the First Modification Agreement, the other Loan Documents or at law. Each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, the Loan Documents or now or subsequently existing in equity or at law.

5.3       No Waivers. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of Lender under the First Modification Agreement or the other Loan Documents, in equity or at law. No delay or failure on the part of any Party in the exercise of any right or remedy under the First Modification Agreement, the other Loan Documents or this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any Party contrary to the provisions of the First Modification Agreement, the other Loan Documents or this Agreement shall be construed to constitute a waiver of any of the express provisions. Any Party may in writing expressly waive any of such Party’s rights under the First Modification Agreement, this Agreement or the other Loan Documents without invalidating the First Modification Agreement, this Agreement or the other Loan Documents.

5.4       Successors or Assigns. Whenever any Party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such Party shall be included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the Parties, whether so expressed or not.

5.5       Construction of Agreement. Each Party acknowledges that it has participated in the negotiation of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party having or being deemed to have structured, dictated or drafted such provision. Borrower at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement. Borrower has had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the Parties with respect to the subject matters of this Agreement. All of the terms of this Agreement were negotiated at arm’s length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the Parties upon the others. The execution and delivery of this Agreement is the free and voluntary act of Borrower.

5.6       Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any related transaction at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

5.7       Usury. This Agreement and all other agreements made by Borrower relating directly or indirectly to the Debt are expressly limited so that in no event or contingency whatsoever shall the amount of interest received, charged or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan (the “State”). If, under any circumstances whatsoever, performance of any provision of the Note, the other Loan Documents or this Agreement, at the time performance of such provision shall be due, shall result in the highest lawful rate of interest permissible under the laws of the State being exceeded, then ipso facto, the amount of interest received, charged or contracted for by Lender shall be reduced to the highest lawful amount of interest permissible under the laws of the State, and if for any reason whatsoever, Lender shall ever receive, charge or contract for, as interest, an amount which would be deemed unlawful, such amount of interest deemed unlawful shall be applied to principal (whether or not due and payable) or refunded to Borrower (if all principal has been paid) and not to the payment of interest.

5.8        Indemnity. Borrower agrees to indemnify and hold harmless Lender from any liabilities, costs, expenses (including reasonable, out-of-pocket attorneys’ fees) or claims of the State or any other governmental agency for documentary stamps, transfer taxes or recordation taxes, recording fees, intangible taxes and any interest or penalties thereon which may be or become due in connection with (a) the execution, delivery or recording of any Modification Documents or (b) the transactions contemplated by this Agreement, excluding for the avoidance of doubt, any exercise of remedies by Lender hereunder or pursuant to the Loan Agreement (unless such items are otherwise explicitly covered by an indemnity in the other Loan Documents). The provisions of this Section shall survive the termination of this Agreement.

5.9        Notices. The provisions of Section 6.9 of the First Modification Agreement shall govern the delivery of any and all notices, elections, approvals, consents, demands, requests and responses permitted or required to be given under this Agreement or the Loan Documents, provided that the updated notice address for Lender shall be as follows:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF COMM 2015-LC23 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, IN SUCH CAPACITY, AND ON BEHALF OF ANY RELATED SERVICED COMPANION LOAN NOTEHOLDERS

c/o Wells Fargo Bank, N.A.

Wells Fargo Commercial Mortgage Servicing

Three Wells Fargo

401 S. Tryon Street, 8th Floor

MAC D1050-084

Charlotte, NC 28202

Attn: Robert Uhlin

Re: COMM 2015-LC23, Loan No. 028000779

Email: Robert.uhlin@wellsfargo.com

With a copy to:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attn:         Director of Loan Asset Management

Re: COMM 2015-LC23, Loan No. 028000779

Email: JBittman@lnrpartners.com

Dechert LLP
2929 Arch Street

Philadelphia, PA 19104

Attn: Jessica Bula, Esq.

Email: jessica.bula@dechert.com

5.10     Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided, however, (a) that with respect to the creation, perfection, priority and enforcement of any lien created by the Loan Documents, and the determination of deficiency judgments, the laws of the state where the applicable portion of the applicable Property is located shall apply, and (b) with respect to the security interest in each of the Reserve Accounts and each Clearing Account, the laws of the state where each such account is located shall apply.

5.11     Future Negotiations. Borrower acknowledges and agrees that (i) Lender has no obligation whatsoever to discuss, negotiate or to agree to any restructuring of the Loan, or any modification, amendment, restructuring or reinstatement of the Loan Documents or to forbear from exercising its rights and remedies under the Loan Documents, except as expressly provided in this Agreement; (ii) if there are any future discussions among Lender and Borrower concerning any such restructuring, modification, amendment or reinstatement, then no restructuring, modification, amendment, reinstatement, compromise, settlement, agreement or understanding with respect to the Loan, the Loan Documents, the Properties or any aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of the Parties; and (iii) Borrower Parties shall not assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this Section.

5.12     Relationship of Parties. The Parties do not intend by this Agreement to create a partnership or a joint venture. Neither this Agreement nor any of the payments herein or in the Note to be made by either Borrower or Lender shall constitute, or shall be deemed or construed to constitute, Lender a “mortgagee in possession” of any Property or in any manner liable for any goods or services delivered or provided with respect to any Property or in any manner liable to any third parties. The relationship of Lender to Borrower is that of “lender” and “borrower” and the Parties acknowledge and agree that the obligations of Lender and Borrower set forth herein are not intended to benefit and should not be relied on by third parties.

5.13     Headings. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part of this Agreement and shall not be used to construe, limit or otherwise affect this Agreement.

5.14     Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the Party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Except as modified by this Agreement, the First Modification Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

5.15     Conflicts. To the extent that the provisions of this Agreement or the other Modification Documents conflict with the provisions in any Loan Document, the provisions of this Agreement and the other Modification Documents shall control.

5.16     Time of Essence; Consents. Time is of the essence of this Agreement and the Loan Documents. Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.

5.17     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. This Agreement shall not be binding on either party until executed and delivered by all parties.

5.18     Waiver of Trial by Jury. EACH OF BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY OF BORROWER PARTIES OR LENDER RELATING TO THE LOAN AND THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER MODIFICATION DOCUMENTS. EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

5.19     Agreement to Reinstate the Loan. The Note, the Loan Agreement, Security Instruments, the First Modification Agreement and the other Loan Documents are hereby reinstated, in accordance with their respective terms and conditions, as amended contemporaneously herewith. Notwithstanding any implication or agreement herein relating to the reinstatement or modification of the Loan Documents (including, without limitation, any prior course of conduct by any party hereto), Borrower agrees that Lender shall and will hereafter require full and prompt performance of any and all terms, conditions or requirements of this Agreement and all Loan Documents, as amended. Borrower acknowledges and agrees that any performance or nonperformance of the terms of the Note, the Loan Agreement, Security Instruments, the First Modification Agreement or the other Loan Documents prior to the date of this Agreement shall not effect or diminish in any way the requirement of strict compliance of the Note, Security Instruments, the First Modification Agreement and the other Loan Documents after the date hereof.

5.20      No Novation. None of the transactions contemplated by the Modification Documents, nor any amendment or restatement of any of the Loan Documents, or any other amendment, action or event on or prior to the date hereof, constituted or constitutes a novation of the indebtedness described in the Loan Documents.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The Parties have executed and delivered this Agreement, as of the day and year first above written.

LENDER:

WILMINGTON TRUST, NATIONAL

ASSOCIATION, AS TRUSTEE, FOR THE

BENEFIT OF THE HOLDERS OF COMM

2015-LC23 MORTGAGE TRUST

COMMERCIAL MORTGAGE PASS-

THROUGH CERTIFICATES, IN SUCH

CAPACITY AND ON BEHALF OF ANY

RELATED SERVICED COMPANION LOAN

NOTEHOLDERS

By:	LNR Partners, LLC, a Florida limited liability company, as attorney-in-fact

By: /s/ Arnold Shulkin
Name: Arnold Shulkin
Title: Vice President

BORROWER:

HIT PORTFOLIO II HIL TRS, LLC, a Delaware limited liability company

By: /s/ Paul C. Hughes
Name: Paul C. Hughes
Title: General Counsel and Secretary

HIT PORTFOLIO II OWNER, LLC, a Delaware limited liability company

By: /s/ Paul C. Hughes
Name: Paul C. Hughes
Title: General Counsel and Secretary

HIT PORTFOLIO II MISC TRS, LLC, a Delaware limited liability company

By: /s/ Paul C. Hughes
Name: Paul C. Hughes
Title: General Counsel and Secretary

HIT PORTFOLIO II NTC OWNER, LP, a Delaware limited partnership

By: HIT Portfolio II NTC Owner GP, LLC, its
general partner

By: /s/ Paul C. Hughes
Name: Paul C. Hughes
Title: General Counsel and Secretary

HIT PORTFOLIO II NTC HIL TRS, LP, a Delaware limited partnership

By: HIT Portfolio II NTC TRS GP, LLC, its
general partner

By: /s/ Paul C. Hughes
Name: Paul C. Hughes
Title: General Counsel and Secretary

HIT PORTFOLIO II NTC TRS, LP, a Delaware limited partnership

By: HIT Portfolio II NTC TRS GP, LLC, its
general partner

By: /s/ Paul C. Hughes
Name: Paul C. Hughes
Title: General Counsel and Secretary

HIT PORTFOLIO II TRS, LLC, a Delaware limited liability company

By: /s/ Paul C. Hughes
Name: Paul C. Hughes
Title: General Counsel and Secretary

HIT STRATFORD, LLC, a Delaware limited liability company

By: /s/ Paul C. Hughes
Name: Paul C. Hughes
Title: General Counsel and Secretary

HIT TRS STRATFORD, LLC, a Delaware limited liability company

By: /s/ Paul C. Hughes
Name: Paul C. Hughes
Title: General Counsel and Secretary

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